EXHIBIT 10.4
AMENDMENT
TO THE
MORGAN STANLEY 401(k) PLAN

Morgan Stanley Services Group Inc. (the “Company”), pursuant to authority granted to it by Morgan Stanley Domestic Holdings, Inc., hereby amends the Morgan Stanley 401(k) Plan, effective as of January 1, 2024, unless otherwise stated, as follows:

1.Appendix A, IIG Participating Companies, is amended by inserting “through February 27, 2023” at the end of the entry for Hyas Group, LLC.

2.Appendix B, Morgan Stanley Participating Companies is amended by inserting a new entry at the end thereof as follows:

“Morgan Stanley Institutional Investment Advisors LLC, effective February 28, 2023”

3.Appendix B, Morgan Stanley Participating Companies is further amended by inserting the following at the end thereof:

“Milliman, Inc. and Milliman Advisors LLC. Any individual who became an Eligible Employee in connection with the acquisition of assets of Milliman, Inc. and Milliman Advisors, LLC pursuant to the Asset Purchase Agreement between Milliman, Inc, Milliman Advisors LLC and Cook Street Consulting, Inc. dated November 13, 2023 and who was, immediately prior to becoming an Eligible Employee, an employee of Milliman, shall (i) become eligible to commence participation in the Plan effective December 29, 2023, and (ii) the term “Period of Service” shall include such individual’s service with Milliman, Inc. or Milliman Advisors LLC (or each of their eligible predecessors as determined by the Plan Administrator) for purposes of determining the vested percentage of such Eligible Employee’s Plan Benefit pursuant to Section 10 of the Plan. An Hour of Service as defined in Section 4(b) of the Plan shall include each hour for which a former employee of Milliman was paid, or entitled to payment, for the performance of services for Milliman, Inc. or Milliman Advisors LLC.”

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    IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf as of this 15th day of December, 2023.

MORGAN STANLEY SERVICES GROUP INC.

By:    /s/ Mandell Crawley

Title:    Chief Human Resources Officer